UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code)

541-633-4568

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company has entered into an operating lease with NFS Leasing to support the purchase of analytical laboratory testing equipment from Shimadzu Scientific Instruments. The terms of the financing including a 13% down payment of $57,842.79 and 48 monthly payments of $10,275.00.

Item 7.01 Regulation FD Disclosure.

The Company has received the following questions and felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q. Can you clarify Senator Richard Polanco’s role within the Company?

A. Senator Richard Polanco has been engaged an expert advisor to assist the company with navigating the California regulatory environment as the company is executing its plans to expand its EVIO Labs division to meet the forthcoming needs to provide state mandated independent cannabis compliance testing to both the medical and adult-use industry.

Q. How are the testing labs doing in Oregon?

A. The Company’s EVIO Labs division is still experiencing high demand for its analytical testing services. To support this demand, as mentioned in Item 2.03 of this Form 8-K, the company has recently purchased additional testing equipment that will expand our current service offerings, reduce testing turn-around times and will save the company money by providing certain testing services internally. Furthermore, the Company has also purchased three vehicles to support its sampling activities which will also save the company money by reducing employee mileage reimbursement expenses.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: April 7, 2017	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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